AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CES INTERNATIONAL, INC.

        CES International, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.     CES International, Inc. (the “Corporation”) was originally incorporated on March 7, 2001, and its original Certificate of Incorporation was filed with the Secretary of the State of Delaware on the same date. Amendments to the Corporation’s Certificate of Incorporation were filed with the Secretary of State of Delaware on June 21, 2001 and August 17, 2001.

2.     The Board of Directors of the Corporation, at a meeting duly called and held in accordance with the Bylaws of the Corporation and Section 141 of the Delaware General Corporation Law, duly adopted resolutions proposing and declaring advisable the adoption of this Amended and Restated Certificate of Incorporation in the form attached hereto.

3.     Holders of (i) a majority of the Corporation’s Common Stock, Series A Convertible Participating Preferred Stock, Series A-1 Convertible Participating Preferred Stock, Series C Convertible Participating Preferred Stock and Series D Convertible Participating Preferred Stock, collectively, voting as a single class on an as-if-converted to Common Stock basis, (ii) a majority of the Corporation’s Common Stock, voting as a single class, (iii) a majority of the Corporation’s Series A Convertible Participating Preferred Stock, voting as a single class, (iv) a majority of the Corporation’s Series A-1 Convertible Participating Preferred Stock, voting as a single class, (v) a majority of the Corporation’s Series C Convertible Participating Preferred Stock, voting as a single class, and (vi) a majority of the Corporation’s Series D Convertible Participating Preferred Stock, voting as a single class, by written consent in accordance with Section 228 of the Delaware General Corporation Law, duly approved the Amended and Restated Certificate of Incorporation in the form attached hereto.

4.     Having been duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions previously filed with the Secretary of State of Delaware on March 7, 2001, June 21, 2001 and August 17, 2001.

5.     The text of the Certificate of Incorporation of CES International, Inc. is hereby amended and restated to read in its entirety as follows:

ARTICLE I

        The name of this corporation is CES International, Inc.

ARTICLE II

        The address of the registered office of CES International, Inc. (the “Corporation”) in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

3.1 Authorized Shares; Designation of Preferred Stock

    (a)           Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Nine Million Five Hundred Sixty-Six Thousand Seven Hundred Fifty-Five (39,566,755) shares consisting of (i) Thirty Million (30,000,000) shares of common stock, par value $.01 per share (“Common Stock”), and (ii) Nine Million Five Hundred Sixty-Six Thousand Seven Hundred Fifty-Five (9,566,755) shares of preferred stock, par value $.01 per share (“Preferred Stock”), of which shares of Preferred Stock (A) Ten Thousand Six Hundred Seventy-Eight (10,678) shares are designated as Series A Convertible Participating Preferred Stock, as set forth in Section 3.3 below, (B) Nine Thousand Seven Hundred Eight-Eight (9,788) shares are designated as Series A-1 Convertible Participating Preferred Stock, as set forth in Section 3.3 below, (C) Two Million Fifty-Four Thousand Eight Hundred Sixty-Four (2,054,864) shares are designated as Series C Convertible Participating Preferred Stock, as set forth in Section 3.5 below, (D) Two Hundred Eighty-Three Thousand Four Hundred Twenty-Five (283,425) shares are designated as Series D Convertible Participating Preferred Stock, as set forth in Section 3.6 below, (E) Two Million Two Hundred Eight Thousand (2,208,000) shares are designated as Series E Convertible Participating Preferred Stock, as set forth in Section 3.7 below, and (F) Five Million (5,000,000) shares that are undesignated as to class or series (the “Undesignated Stock”), and which shall be subject to designation and issuance pursuant to Section 3.1(b) below.

    (b)           Designation of Preferred Stock. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by the Delaware General Corporation Law and this Certificate of Incorporation and without the consent of the stockholders, to provide, by resolution and filing a certificate pursuant to the applicable provisions of the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and such rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

3.2 Common Stock

    (a)        Voting Rights. Subject to the provisions of this Article III and the rights of any then outstanding Undesignated Stock, the holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation.

    (b)        Liquidation Rights. Subject to the rights and preferences of any then outstanding Preferred Stock (including any Undesignated Stock), upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive all assets of the Corporation available for distribution to its stockholders.

3.3 Series A Convertible Participating Preferred Stock and Series A-1 Convertible Participating PreferredStock

    (a)           Designation.

        Ten Thousand Six Hundred Seventy-Eight (10,678) shares of the authorized shares of Preferred Stock of the Corporation are hereby designated “Series A Convertible Participating Preferred Stock” (the “Series A Preferred Stock”). Nine Thousand Seven Hundred Eighty-Eight (9,788) shares of the authorized shares of Preferred Stock of the Corporation are hereby designated “Series A-1 Convertible Participating Preferred Stock” (the “Series A-1 Preferred Stock”).

    (b)        Liquidation Rights.

(i)	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Series A Liquidation Event”), the holders of shares of Series A Preferred Stock then outstanding and the holders of shares of Series A-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment or provision for payment of all preferential amounts required to be paid to the holders of the Series E Preferred Stock and to the holders of any other class or series of stock ranking on liquidation senior to the Series A and Series A-1 Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A and Series A-1 Preferred Stock, (such Common Stock and other stock being collectively referred to as “Series A Junior Stock”), by reason of their ownership thereof, an amount equal to $374.60 per share of Series A Preferred Stock and $561.90 per share of Series A-1 Preferred Stock (in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after May __, 2002 (the “Filing Date”) and after the issuance of shares of Series E Convertible Participating Preferred Stock in connection with the merger of a subsidiary of the Corporation with Enermetrix.com, Inc. (the “Series E Issuance”)) (such amount per share of Series A Preferred Stock, as so adjusted, being herein called the “Series A Liquidation Preference”), plus, in each case, any dividends declared but unpaid on such shares. The Series A and Series A-1 Preferred shall rank in liquidation on a parity with the Series C and Series D Preferred Stock (the “Series A and Series A-1 Parity Stock”) and junior to the Series E Preferred Stock. If upon any such Series A Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders (after payment or provision for payment of all preferential amounts, if any, required to be paid to the holders of any class or series of stock ranking on liquidation senior to the Series A and Series A-1 Preferred Stock) shall be insufficient to pay the holders of Series A Preferred Stock, the holders of shares of Series A-1 Preferred Stock, the holders of shares of Series A and Series A-1 Parity Stock and the holders of any other class or series of stock ranking in liquidation on a parity with the Series A and Series A-1 Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, the holders of shares of Series A-1 Preferred Stock, the holders of shares of Series A and Series A-1 Parity Stock and the holders of any such other class or series shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. All of the preferential amounts to be paid to the holders of the Series A Preferred Stock and the holders of Series A-1 Preferred Stock pursuant to this Section 3.3(b)(i) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series A Junior Stock in connection with such Series A Liquidation Event. Notwithstanding the foregoing, in the event of a Series A Liquidation Event pursuant to which in the absence of this Section 3.3(b)(i) the proceeds distributable to the holders of the Series A Preferred Stock and the holders of the Series A-1 Preferred Stock would exceed five times the Series A Liquidation Preference, then the holders of the Series A Preferred Stock and the holders of the Series A-1 Preferred Stock shall not be entitled to their respective liquidation preferences pursuant to this Section 3.3(b)(i) but shall rather be entitled to receive proceeds solely pursuant to Section 3.3(b)(ii) hereof.

(ii)	After payment or the setting apart of payment of all preferential amounts, if any, required to be paid to the holders of the Series A Preferred Stock, the holders of the Series A-1 Preferred Stock, the holders of the Series A and Series A-1 Parity Stock and the holders of any other class or series of stock ranking on liquidation senior to the Common Stock, all remaining assets of the Corporation available for distribution (after payment or provision for payment of all debts and liabilities of the Corporation) shall be distributed among the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

(iii)	A consolidation or merger of the Corporation (in which consolidation or merger any shareholders of the Corporation receive distributions of cash, property, rights or securities) or a sale of all or substantially all of the assets of the Corporation shall be regarded as a Series A Liquidation Event, within the meaning of this Section 3.3(b), unless the holders of a majority of the then outstanding shares of all series of Preferred Stock (voting together as a single class on an as-if-converted to Common Stock basis) elect not to treat any of the foregoing events as a liquidation event with respect to all series of Preferred Stock, by giving written notice thereof to the Corporation at least fifteen (15) days prior to the effective date of such event. If such notice is given, the provisions of Section 3.3(c)(iv)(G) shall apply. The amount deemed distributed to the holders of Series A Preferred Stock and the holders of Series A-1 Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

    (c)        Conversion. The holders of Series A and Series A-1 Preferred Stock shall have conversion rights as follows (the “Series A Conversion Rights”):

(i)	Right to Convert.

(A)	Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $374.60 by the Series A Conversion Price (determined as hereinafter provided) in effect at the time of conversion. As of the Filing Date and following the Series E Issuance, the Conversion Price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred Stock (the “Series A Conversion Price”) shall be $1.24867 per share. Such Series A Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible) as hereinafter provided.

(B)	Each share of Series A-1 Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of the Corporation’s first sale of its Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration relating to either the sale of securities to directors, officers or employees of or consultants to the Company pursuant to a stock option, stock purchase or other employee benefit plan or a transaction to which Rule 145 under such act is applied) and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $561.90 by the Series A-1 Conversion Price (determined as hereinafter provided) in effect at the time of conversion. As of the Filing Date and following the Series E Issuance, the Conversion Price at which shares of Common Stock shall be deliverable upon conversion of the Series A-1 Preferred Stock (the “Series A-1 Conversion Price”) shall be $1.873 per share. Such Series A-1 Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series A-Preferred Stock is convertible) as hereinafter provided.

(ii)	Automatic Conversion. Each share of Series A and Series A-1 Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price of such series upon the closing of the sale of shares of Common Stock for the account of the Corporation, in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in gross proceeds to the Corporation of not less than $30,000,000.

(iii)	Mechanics of Conversion.

(A)	Before any holder of Series A and Series A-1 Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A and Series A-1 Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder’s name or the name or names of the nominees of such holder in which he or it wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number or numbers thereof. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A and Series A-1 Preferred Stock, or to his or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash (in an amount determined as provided below) in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates evidencing the shares of Series A and Series A-1 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the number of shares of Series A Preferred Stock or Series A-1 Preferred Stock, respectively, represented by the certificate or certificates surrendered pursuant to this Section 3.3(c)(iii)(A) exceeds the number of shares being converted, the Corporation will, as soon as practicable after such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock or Series A-1 Preferred Stock, in each case, represented by the certificate or certificates surrendered that are not being converted. If after aggregating all fractional shares deliverable to a holder surrendering Series A Preferred Stock or Series A-1 Preferred Stock, in each case, for conversion, any fractional share of Common Stock would be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, will pay to the holder an amount in cash equal to the current fair market value of such fractional share as determined in good faith by the Board of Directors of the Corporation.

(B)	The Corporation shall at all times when the Series A and Series A-1 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of affecting the conversion of the Series A and Series A-1 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A and Series A-1 Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A and Series A-1 Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A and Series A-1 Preferred Stock, the Corporation will take any corporate action which, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A and Series A-1 Conversion Price.

(C)	All shares of Series A and Series A-1 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the conversion date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon as provided in Section 3.3(c)(viii).

(D)	The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A and Series A-1 Preferred Stock pursuant to this Section 3.3(c). The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A and Series A-1 Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(iv)	Adjustments to Conversion Price for Diluting Issues:

(A)	Special Definitions. For purposes of this Section 3.3(c)(iv), the following definitions shall apply:

(1)	“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2)	“Filing Date” shall mean May__, 2002.

(3)	“Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock and the Series A Preferred Stock, Series A-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of the Corporation (the “Existing Preferred Stock”)) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(4)	“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3.3(c)(iv)(C), deemed to be issued) by the Corporation after the Filing Date and following the Series E Issuance, other than:

(I)	shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

(II)	the issuance of shares of Common Stock to, or upon the exercise of options granted to, the officers, directors or employees of, or consultants to, the Corporation pursuant to the Corporation’s 1999 Stock Plan (as amended, provided that such amendment has been approved by a majority of the Board of Directors, including at least one of the members of the Board of Directors of the Corporation designated by the holders of the Series A Preferred Stock and the Series D Preferred Stock) or pursuant to any other stock purchase or option plan or other stock incentive or compensation program approved by a majority of the Board of Directors, including at least one of the members of the Board of Directors of the Corporation designated by the holders of Series A Preferred Stock and the Series D Preferred Stock, or the grant of such options; provided, however, that the number of shares of Common Stock so issued or issuable upon the exercise of options so granted shall not exceed 2,627,700 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Filing Date);

(III)	the issuance of shares of Common Stock upon the exercise of options granted prior to October 14, 1998; provided, however, that the number of shares of Common Stock so issued or issuable upon the exercise of such options after the Filing Date shall not exceed 35,700 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Filing Date);

(IV)	the issuance of shares of Common Stock upon the exercise of warrants granted prior to the Filing Date; provided, however, that the number of shares of Common Stock so issued or issuable upon the exercise of such warrants after the Filing Date shall not exceed 15,000 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Filing Date); or

(V)	shares of Common Stock issued (or deemed to be issued) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II), (III), (IV), (V) or this clause (VI) or on shares of Common Stock so excluded.

(B)	No Adjustment of Conversion Price.

(1)	No adjustment in the number of shares of Common Stock into which Series A or Series A-1 Preferred Stock is convertible shall be made by adjustment in the Series A or Series A-1 Conversion Price in respect of the issuance or deemed issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Series A or Series A-1 Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

(2)	No adjustment of the Series A or Series A-1 Conversion Price shall be made in an amount less than one (1) cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment. Except as provided in Section 3.3(c)(iv)(F)(2), no adjustment of such Series A or Series A-1 Conversion Price pursuant to this Section 3.3(c)(iv) shall have the effect of increasing such Series A or Series A-1 Conversion Price above the Conversion Price of such series in effect immediately prior to such adjustment.

(C)	Deemed Issue of Additional Shares of Common Stock.

(1)	Options and Convertible Securities. In the event the Corporation following the Filing Date at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.3(c)(iv)(E) of such Additional Shares of Common Stock would be less than the Series A or Series A-1 Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued or were, prior to the Filing Date, deemed to be issued:

(I)	no further adjustment in such Series A or Series A-1 Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(II)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A and Series A-1 Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(III)	upon the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised or converted (including upon the acquisition or termination of such securities by the Corporation), the Series A and Series A-1 Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(aa)	in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued or remaining issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus, the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged or which will remain subject to being converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(bb)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, plus the additional consideration, if any, deemed to have been received by the Corporation (determined pursuant to Section 3.3(c)(iv)(E)) upon the conversion or exchange of the Convertible Securities with respect to which such Options were actually exercised;

(IV)	no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing any Series A or Series A-1 Conversion Price to an amount which exceeds the lower of (i) the Series A or Series A-1 Conversion Price on the original adjustment date, or (ii) the Series A or Series A-1 Conversion Price that would have resulted from any unreadjusted issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date (except to the extent the same resulted from an adjustment pursuant to Section 3.3(c)(iv)F)(2));

(V)	in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of such Series A or Series A-1 Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

(VI)	if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A or Series A-1 Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter such Series A or Series A-1 Conversion Price shall be adjusted pursuant to this Section 3.3(c)(iv)(C) as of the actual date of their issuance.

(2)	Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation following the Filing Date at any time or from time to time shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

(I)	in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(II)	in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and such dividend or distribution shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Series A or Series A-1 Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series A and Series A-1 Conversion Price shall be adjusted pursuant to Section 3.3(c)(iv)(F) as of the time of actual payment of such dividend or distribution.

(D)	Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. If the Corporation shall issue (other than in a stock dividend, stock distribution or subdivision, which shall be governed by clause (F) of this Section 3.3(c)(iv)), after the Filing Date and following the Series E Issuance, any Additional Shares of Common Stock without consideration or for a consideration per share less than the Series A or Series A-1 Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock, the Series A or Series A-1 Conversion Price, as the case may be, in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to a price determined by multiplying such Series A or Series A-1 Conversion Price, as the case may be, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (assuming the conversion of all then outstanding shares of Series A or Series A-1 Preferred Stock, as the case may be,) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the issuance of the Additional Shares of Common Stock would purchase at such Series A or Series A-1 Conversion Price, as the case may be; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance assuming the conversion of all then outstanding shares of Series A and Series A-1 Preferred Stock, as the case may be, plus the number of such Additional Shares of Common Stock.

(E)	Determination of Consideration. For purposes of this Section 3.3(c)(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1)	Cash and Property: Such consideration shall:

(I)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(II)	insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(2)	Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3(c)(iv)(C)(1), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(F)	Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(1)	Stock Dividends, Distributions, Subdivisions. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 3.3(c)(iv)(C)(2) in a stock dividend, stock distribution or subdivision after the Filing Date, the Conversion Price of each of the Series A Preferred Stock and the Series A-1 Preferred Stock in effect immediately prior to such issuance shall, concurrently with the effectiveness of such issuance, be proportionately decreased.

(2)	Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock after the Filing Date, the Series A or Series A-1 Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(G)	Adjustment for Merger or Reorganization. Subject to Section 3.3(b)(iii), in the event of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation following the Filing Date and the Series E Issuance, each share of Series A Preferred Stock and each share of Series A-1 Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation then deliverable upon conversion of such Series A or Series A-1 Preferred Stock would have been entitled upon such consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 3.3(c) with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock and the holders of Series A-1 Preferred Stock, to the end that the provisions (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the Series A Preferred Stock and the Series A-1 Preferred Stock.

(v)	No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation (except in accordance with Section 3.3(f)) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.3(c) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock and the holders of the Series A-1 Preferred Stock against impairment.

(vi)	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A or Series A-1 Conversion Price pursuant to this Section 3.3(c), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Series A and Series A-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A and Series A-1 Preferred Stock, as the case may be, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Series A or Series A-1 Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of such Series A and Series A-1 Preferred Stock.

(vii)	Notices of Record Date. In the event (A) that the Corporation fixes a record date for the purpose of determining the holders of any Common Stock who are entitled to receive any dividend (other than a cash dividend which is the same on a per share basis as cash dividends paid in previous quarters) or other distribution, or (B) of any subdivision, combination or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A and Series A-1 Preferred Stock at least 20 days prior to the record or other date specified therein, a notice specifying (1) the record date of such dividend or distribution, or, if a record is not to be taken, the date as of which the stockholders of record to be entitled to such dividend or distribution, are to be determined, or (2) the date on which any such subdivision, combination, reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the time, if any, that is to be fixed, as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such subdivision, combination, reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(viii)	Termination of Dividends. The conversion of any Series A or Series A-1 Preferred Stock pursuant to the provisions of this Section 3.3(c) shall terminate the right of the holders thereof to receive, and of the Corporation’s obligation to pay, any and all accrued but undeclared and unpaid dividends with respect to such shares of Series A or Series A-1 Preferred Stock then being converted, but shall not extinguish the right to receive any unpaid dividends which have been declared and the record date for which shall have occurred prior to the time such conversion shall be deemed to have been made.

(ix)	Waiver of Benefits. The benefits afforded to the holders of the Series A and Series A-1 Preferred Stock, respectively, pursuant to this Section 3.3(c) may be waived in writing by the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock and Series A-1 Preferred Stock, respectively.

(d)	Voting Rights.

(i)	Subject to the provisions of Section 3.4 of this Article III, the rights of any outstanding Preferred Stock and the rights of any then outstanding Undesignated Stock, each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 3.3(c) hereof), as of the record date for each meeting of stockholders of the Corporation (or as of the date of each written action of stockholders in lieu of a meeting) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or in Section 3.4 of this Article III, and subject to the rights of any outstanding Preferred Stock or any then outstanding Undesignated Stock, holders of Series A Preferred Stock shall vote together with the holders of all other classes and series of voting stock of the Corporation as a single class.

(ii)	The holders of the Series A-1 Preferred Stock shall have no voting rights except as otherwise provided herein or as provided by law.

(e)	Dividend Rights.

(i)	The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series A Preferred Stock then outstanding and the holders of Series A-1 Preferred Stock then outstanding shall have first received, or simultaneously receive, a distribution on each outstanding share of such Series A and Series A-1 Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series A or Series A-1 Preferred Stock is then convertible.

(ii)	For purposes of this Section 3.3(e), unless the context requires otherwise, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, in respect of shares of the Corporation payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of Common Stock of the Corporation (other than (1) repurchases of Common Stock held by employees, officers or directors of, or consultants to, the Corporation upon their death, disability or retirement or upon termination of their employment or services at a price not in excess of the fair market value (as determined in good faith by the Board of Directors of the Corporation) of such shares, (2) repurchases of Common Stock in accordance with the terms of that certain Amended and Restated Investors’ Rights Agreement dated as of May____, 2002 among the Corporation and certain of its shareholders, (3) repurchases or reacquisitions of securities by the Corporation pursuant to that certain Escrow Agreement dated May ____, 2002 entered into by the Corporation in connection with the merger of the Corporation’s subsidiary with Enermetrix.com, Inc., and (4) redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

(f)	Protective Provisions.

(i)	So long as any shares of Series A or Series A-1 Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law or this Amended and Restated Certificate of Incorporation) of the holders of at least a majority of the shares of such Series A and Series A-1 Preferred Stock then outstanding:

(A)	alter or change the rights, preferences, or privileges or increase or decrease the authorized number of the shares of such Series A or Series A-1 Preferred Stock; or

(B)	authorize or issue any other equity security, or security convertible into or exercisable for any equity security, having a preference over, or being on a parity with (it being understood that equity securities shall not be deemed to be on a parity with the Series A or Series A-1 Preferred Stock solely because such equity securities (including Common Stock) are entitled to participate in dividends or liquidation distributions with the holders of Common Stock), such Series A or Series A-1 Preferred Stock with respect to dividends, liquidation or redemption; provided, however, that the approval of the Series A and Series A-1 Preferred Stock shall not be required for any sale or issuance of Series E Preferred Stock pursuant to the letter agreement dated May___, 2002 between the Corporation and Cinergy Ventures, LLC (the “Cinergy Letter Agreement”).

(g)	Status of Converted Stock. In the event any shares of Series A or Series A-1 Preferred Stock shall be converted pursuant to Section 3.3(c) hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation.

3.4 Election of Directors

        So long as any shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock are outstanding, and subject to the authority of the directors of the Corporation to fill vacancies on the Board of Directors as provided in the Corporation’s Bylaws, (i) the Board of Directors of the Corporation shall consist of not more than seven members, (ii) the holders of the Series A Preferred Stock and the Series D Preferred Stock, exclusively and voting as a single class, together shall be entitled, by a vote of a majority of the outstanding shares of Series A Preferred Stock and Series D Preferred Stock, collectively present and entitled to vote, to elect two directors of the Corporation and to exercise any right of removal or replacement (with or without cause) of such directors, (iii) the holders of the Series C Preferred Stock, exclusively and voting as a single class, shall be entitled, by a vote of a majority of the outstanding shares of Series C Preferred Stock present and entitled to vote, to elect one director of the Corporation and to exercise any right of removal or replacement (with or without cause) of such director, (iv) the holders of the Common Stock, exclusively and voting as a single class, shall be entitled, by a vote of a majority of the outstanding shares of Common Stock present and entitled to vote, to elect two of the directors of the Corporation and to exercise any right of removal or replacement (with or without cause) of such directors, and (v)  the election of a sixth and seventh director, and the exercise of any right of removal or replacement (with or without cause) of either such director, shall require the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series D Preferred Stock, collectively, present and entitled to vote, voting as a single class and the holders of a majority of the outstanding shares of Common Stock present and entitled to vote, voting as a single class. Any amendment of this Section 3.4 shall require the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series D Preferred Stock, collectively, voting as a single class, the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a single class, the holders of a majority of the outstanding shares of Common Stock, voting as a single class.

3.5 Series C Convertible Participating Preferred Stock

(a)	Designation.

        Two Million Fifty-Four Thousand Eight Hundred Sixty-Four (2,054,864) shares of the authorized shares of Preferred Stock of the Corporation are hereby designated as shares of Series C Convertible Participating Preferred Stock of the Corporation, $.01 par value per share (the “Series C Preferred Stock”).

(b)	Liquidation Rights.

(i)	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Series C Liquidation Event”), the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment or provision for payment of all preferential amounts required to be paid to the holders of the Series E Preferred Stock and to the holders of any other class or series of stock ranking on liquidation senior to the Series C Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series C Preferred Stock (such Common Stock and other stock being collectively referred to as “Series C Junior Stock”) by reason of their ownership thereof, an amount equal to $9.733 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Filing Date and after the Series E Issuance) (such amount per share of Series C Preferred Stock, as so adjusted, being herein called the “Series C Liquidation Preference”), plus any dividends declared but unpaid on such shares. The Series C Preferred Stock shall rank in liquidation on a parity with the Series A, Series A-1 and Series D Preferred Stock (the “Series C Parity Stock”) and junior to the Series E Preferred Stock. If upon any Series C Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders (after payment or provision for payment of all preferential amounts, if any, required to be paid to the holders of any class or series of stock ranking on liquidation senior to the Series C Preferred Stock) shall be insufficient to pay the holders of shares of Series C Preferred Stock, the holders of shares of Series C Parity Stock and the holders of shares of any other class or series of stock ranking in liquidation on a parity with the Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series C Preferred Stock, the holders of shares of Series C Parity Stock and the holders of shares of any such other class or series shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. All of the preferential amounts to be paid to the holders of the Series C Preferred Stock pursuant to this Section 3.5(b)(i) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series C Junior Stock in connection with such Series C Liquidation Event. Notwithstanding the foregoing, in the event of a Series C Liquidation Event pursuant to which, in the absence of this Section 3.5(b)(i), the proceeds distributable to the holders of the Series C Preferred Stock would exceed five times the Series C Liquidation Preference, then the holders of the Series C Preferred Stock shall not be entitled to their respective liquidation preferences pursuant to this Section 3.5(b)(i) but shall rather be entitled to receive proceeds solely pursuant to Section 3.5(b)(ii) hereof.

(ii)	After payment or the setting apart of payment of all preferential amounts, if any, required to be paid to the holders of the Series C Preferred Stock, the holders of the Series C Parity Stock and the holders of any other class or series of stock ranking on liquidation senior to the Common Stock, all remaining assets of the Corporation available for distribution (after payment or provision for payment of all debts and liabilities of the Corporation) shall be distributed among the holders of shares of Series C Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

(iii)	A consolidation or merger of the Corporation (in which consolidation or merger any shareholders of the Corporation receive distributions of cash, property, rights or securities) or a sale of all or substantially all of the assets of the Corporation shall be regarded as a Series C Liquidation Event, within the meaning of this Section 3.5(b), unless the holders of a majority of the then outstanding shares of all series of Preferred Stock (voting together as a single class on as as-if-converted to Common Stock basis) elect not to treat any of the foregoing events as a liquidation event with respect to all series of Preferred Stock, by giving written notice thereof to the Corporation at least fifteen (15) days prior to the effective date of such event. If such notice is given, the provisions of Section 3.5(c)(iv)(G) shall apply. The amount deemed distributed to the holders of Series C Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

(c)	Conversion. The holders of Series C Preferred Stock shall have conversion rights as follows (the “Series C Conversion Rights”):

    (i)        Right to Convert. Each share of Series C Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $9.733 by the Series C Conversion Price (determined as hereinafter provided) in effect at the time of conversion. As of the Filing Date and following the Series E Issuance, the conversion price at which shares of Common Stock shall be deliverable upon conversion of the Series C Preferred Stock (the “Series C Conversion Price”) shall be $6.04241 per share. Such Series C Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series C Preferred Stock is convertible) as hereinafter provided.

    (ii)        Automatic Conversion. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Price upon the closing of the sale of shares of Common Stock for the account of the Corporation, in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in gross proceeds to the Corporation of not less than $30,000,000.

(iii) Mechanics of Conversion.

(A)	Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder’s name or the name or names of the nominees of such holder in which he or it wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number or numbers thereof. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, or to his or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash (in an amount determined as provided below) in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates evidencing the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the number of shares of Series C Preferred Stock represented by the certificate or certificates surrendered pursuant to this Section 3.5(c)(iii)(A) exceeds the number of shares being converted, the Corporation will, as soon as practicable after such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series C Preferred Stock represented by the certificate or certificates surrendered that are not being converted. If after aggregating all fractional shares deliverable to a holder surrendering Series C Preferred Stock for conversion, any fractional share of Common Stock would be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, will pay to the holder an amount in cash equal to the current fair market value of such fractional share as determined in good faith by the Board of Directors of the Corporation.

(B)	The Corporation shall at all times when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of affecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action which, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series C Conversion Price.

(C)	All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the conversion date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon as provided in Section 3.5(c)(viii).

(D)	The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock pursuant to this Section 3.5(c). The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(iv)	Adjustments to Conversion Price for Diluting Issues:

(A)	Special Definitions. For purposes of this Section 3.5(c)(iv), the following definitions shall apply:

(1)	“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2)	“Filing Date” shall mean May ____, 2002.

(3)	“Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock and the Existing Preferred Stock of the Corporation) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(4)	“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3.5(c)(iv)(C), deemed to be issued) by the Corporation after the Filing Date and following the Series E Issuance, other than:

(I)	shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

(II)	the issuance of shares of Common Stock to, or upon the exercise of options granted to, the officers, directors or employees of, or consultants to, the Corporation pursuant to the Corporation’s 1999 Stock Plan (as amended, provided that such amendment has been approved by a majority of the Board of Directors, including the member of the Board of Directors of the Corporation designated by the holders of the Series C Preferred Stock) or pursuant to any other stock purchase or option plan or other stock incentive or compensation program approved by a majority of the Board of Directors, including the member of the Board of Directors of the Corporation designated by the holders of the Series C Preferred Stock, or the grant of such options; provided, however, that the number of shares of Common Stock so issued or issuable upon the exercise of options so granted shall not exceed 2,627,700 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Filing Date);

(III)	the issuance of shares of Common Stock upon the exercise of options granted prior to October 14, 1998; provided, however, that the number of shares of Common Stock so issued or issuable upon the exercise of such options after such date shall not exceed 35,700 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Filing Date);

(IV)	the issuance of shares of Common Stock upon the exercise of warrants granted prior to the Filing Date; provided, however, that the number of shares of Common Stock so issued or issuable upon the exercise of such warrants after the Filing Date shall not exceed 15,000 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Filing Date);

(V)	shares of Common Stock issued (or deemed to be issued) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II), (III), (IV) or this clause (V) or on shares of Common Stock so excluded.

    (B)        No Adjustment of Conversion Price.

    (1)        No adjustment in the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be made by adjustment in the Series C Conversion Price in respect of the issuance or deemed issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

    (2)        No adjustment of the Series C Conversion Price shall be made in an amount less than one (1) cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment. Except as provided in Section 3.5(c)(iv)(F)(2), no adjustment of the Series C Conversion Price pursuant to this Section 3.5(c)(iv) shall have the effect of increasing the Series C Conversion Price above the Series C Conversion Price in effect immediately prior to such adjustment.

    (C)        Deemed Issue of Additional Shares of Common Stock.

    (1)        Options and Convertible Securities. In the event the Corporation following the Filing Date at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5(c)(iv)(E)) of such Additional Shares of Common Stock would be less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued or were, prior to the Filing Date, deemed to be issued:

    (I)        no further adjustment in the Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

    (II)        if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

    (III)        upon the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised or converted (including upon the acquisition or termination of such securities by the Corporation), the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

    (aa)        in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued or remaining issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus, the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged or which remain subject to being converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

    (bb)        in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, plus the additional consideration, if any, deemed to have been received by the Corporation (determined pursuant to Section 3.5(c)(iv)(E)) upon the conversion or exchange of the Convertible Securities with respect to which such Options were actually exercised;

    (IV)        no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price on the original adjustment date, or (ii) the Series C Conversion Price that would have resulted from any unreadjusted issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date (except to the extent the same resulted from an adjustment pursuant to Section 3.5(c)(iv)(F)(2));

    (V)        in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series C Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

    (VI)        if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series C Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series C Conversion Price shall be adjusted pursuant to this Section 3.5(c)(iv)(C) as of the actual date of their issuance.

    (2)        Warrants. Upon the expiration or termination of warrants granted prior to the Filing Date, the Series C Conversion Price computed upon the original issue thereof and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such warrants and the consideration received therefor was the consideration actually received by the Corporation for the issuance of all such warrants, whether or not exercised, plus, the consideration actually received by the Corporation upon such exercise.

    (3)        Escrow Shares. Upon any reacquisition by the Corporation of shares of Series E Preferred Stock pursuant to the Escrow Agreement dated May __, 2002, by and among the Corporation, the representative of certain former stockholders of Enermetrix.com, Inc. and SunTrust Bank, the Series C Conversion Price which, as set forth in this Certificate of Incorporation, has been computed assuming the issuance of 2,124,844 shares of Series E Preferred Stock pursuant to the Agreement and Plan of Merger dated April 26, 2002, by and among the Corporation, CES Enermetrix Merger Sub, Inc. and Enermetrix.com, Inc., and any subsequent adjustments based thereon, shall be recomputed as if the shares of Series E Preferred Stock that are reacquired by the Corporation pursuant to the terms of the Escrow Agreement were never issued by the Corporation; provided, however, that any reissuance of such shares of Series E Preferred Stock by the Corporation pursuant to the Cinergy Letter Agreement shall continue to be subject to this Section 3.5(c)(iv).

    (4)        Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation following the Filing Date at any time or from time to time shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

    (I)        in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(II) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and such dividend or distribution shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Series C Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series C Conversion Price shall be adjusted pursuant to Section 3.5(c)(iv)(F) as of the time of actual payment of such dividend or distribution.

    (D)        Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. If the Corporation shall issue (other than in a stock dividend, stock distribution or subdivision, which shall be governed by clause (F) of this Section 3.5(c)(iv)), after the Filing Date and following the Series E Issuance, any Additional Shares of Common Stock without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock, the Series C Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to a price determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (assuming the conversion of all then outstanding shares of Series C Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the issuance of the Additional Shares of Common Stock would purchase at such Series C Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance assuming the conversion of all then outstanding shares of Series C Preferred Stock plus the number of such Additional Shares of Common Stock.

    (E)        Determination of Consideration. For purposes of this Section 3.5(c)(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

    (1)        Cash and Property: Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(II) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

    (III)        in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

    (2)        Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.5(c)(iv)(C)(1), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(F) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

    (1)        Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 3.5(c)(iv)(C)(2) in a stock dividend, stock distribution or subdivision after the Filing Date, the Series C Conversion Price in effect immediately prior to such issuance shall, concurrently with the effectiveness of such issuance, be proportionately decreased.

    (2)        Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock after the Filing Date, the Series C Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

    (G)        Adjustment for Merger or Reorganization. Subject to Section 3.5(b)(iii), in the event of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation following the Filing Date and the Series E Issuance, each share of Series C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation then deliverable upon conversion of such share of Series C Preferred Stock would have been entitled upon such consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 3.5(c) with respect to the rights and interest thereafter of the holders of the Series C Preferred Stock to the end that the provisions (including provisions with respect to changes in and other adjustments of the Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the Series C Preferred Stock.

    (v)        No Impairment. The Corporation will not, by amendment of this Certificate of Incorporation (except in accordance with Section 3.5(f)) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.5(c) and in the taking of all such action as may be necessary or appropriate in order to protect the Series C Conversion Rights of the holders of the Series C Preferred Stock against impairment.

    (vi)        Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price pursuant to this Section 3.5(c), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Series C Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of the Series C Preferred Stock.

    (vii)        Notices of Record Date. In the event (A) that the Corporation fixes a record date for the purpose of determining the holders of any Common Stock who are entitled to receive any dividend (other than a cash dividend which is the same on a per share basis as cash dividends paid in previous quarters) or other distribution, or (B) of any subdivision, combination or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series C Preferred Stock at least 20 days prior to the record or other date specified therein, a notice specifying (1) the record date of such dividend or distribution, or, if a record is not to be taken, the date as of which the stockholders of record to be entitled to such dividend or distribution, are to be determined, or (2) the date on which any such subdivision, combination, reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the time, if any, that is to be fixed, as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such subdivision, combination, reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

    (viii)        Termination of Dividends. The conversion of any Series C Preferred Stock pursuant to the provisions of this Section 3.5(c) shall terminate the right of the holders thereof to receive, and of the Corporation’s obligation to pay, any and all accrued but undeclared and unpaid dividends with respect to such shares of Series C Preferred Stock then being converted, but shall not extinguish the right to receive any unpaid dividends which have been declared and the record date for which shall have occurred prior to the time such conversion shall be deemed to have been made.

    (ix)        Waiver of Benefits. The benefits afforded to the holders of Series C Preferred Stock pursuant to this Section 3.5(c) may be waived in writing by the holders of at least a majority of the shares of Series C Preferred Stock then outstanding.

    (d)        Voting Rights. Subject to the provisions of Section 3.4 of Article III of this Certificate of Incorporation, the rights of any outstanding Preferred Stock or any then outstanding Undesignated Stock of another class or series, each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 3.5(c) hereof), as of the record date for each meeting of stockholders of the Corporation (or as of the date of each written action of stockholders in lieu of a meeting), with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or in Section 3.4 of Article III of this Certificate of Incorporation, and subject to the rights of any outstanding Preferred Stock or any then outstanding Undesignated Stock of another class or series, holders of Series C Preferred Stock shall vote together with the holders of all other classes and series of voting stock of the Corporation as a single class.

      (e) Dividend Rights.

    (i)        The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series C Preferred Stock then outstanding shall have first received, or simultaneously receive, a distribution on each outstanding share of Series C Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series C Preferred Stock is then convertible.

    (ii)        For purposes of this Section 3.5(e), unless the context requires otherwise, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, in respect of shares of the Corporation payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of Common Stock of the Corporation (other than (1) repurchases of Common Stock held by employees, officers or directors of, or consultants to, the Corporation upon their death, disability or retirement or upon termination of their employment or services at a price not in excess of the fair market value (as determined in good faith by the Board of Directors of the Corporation) of such shares, (2) repurchases of Common Stock in accordance with the terms of that certain Amended and Restated Investors’ Rights Agreement dated as of May ___ 2002 among the Corporation and certain of its shareholders, (3) repurchases or reacquisitions of securities by the Corporation pursuant to that certain Escrow Agreement dated May ____, 2002 entered into by the Corporation in connection with the merger of the Corporation’s subsidiary with Enermetrix.com, Inc., and (4) redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

    (f)        Protective Provisions. So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law or this Amended and Restated Certificate of Incorporation) of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding:

(i) alter or change the rights, preferences, or privileges or increase or decrease the authorized number of the shares of Series C Preferred Stock; or

    (ii)        authorize or issue any other equity security, or security convertible into or exercisable for any other equity security, having a preference over, or being on a parity with (it being understood that equity securities shall not be deemed to be on a parity with the Series C Preferred Stock solely because such equity securities (including Common Stock) are entitled to participate in dividends or liquidation distributions with the holders of Common Stock), the Series C Preferred Stock with respect to dividends, liquidation or redemption; provided, however, that the approval of the Series C Preferred Stock shall not be required for any sale or issuance of Series E Preferred Stock pursuant to the Cinergy Letter Agreement.

    (g)        Status of Converted or Redeemed Stock. In the event any shares of Series C Preferred Stock shall be converted pursuant to Section 3.5(c) hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

3.6 Series D Convertible Participating Preferred Stock

      (a) Designation.

        Two Hundred Eighty-Three Thousand Four Hundred Twenty-Five (283,425) shares of the authorized shares of Preferred Stock of the Corporation are hereby designated as shares of Series D Convertible Participating Preferred Stock of the Corporation, $.01 par value per share (the “Series D Preferred Stock”).

      (b) Liquidation Rights.

    (i)        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Series D Liquidation Event”), the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment or provisions for payment of all preferential amounts required to be paid to the holders of the Series E Preferred Stock and to the holders of any other class or series of stock ranking on liquidation senior to the Series D Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series D Preferred Stock (such Common Stock and other stock being collectively referred to as “Series D Junior Stock”) by reason of their ownership thereof, an amount equal to $7.057 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Filing Date and after the Series E Issuance) (such amount per share of Series D Preferred Stock, as so adjusted, being herein called the “Series D Liquidation Preference”), plus any dividends declared but unpaid on such shares. The Series D Preferred Stock shall rank in liquidation on a parity with the Series A, Series A-1 and Series C Preferred Stock (the “Series D Parity Stock”) and junior to the Series E Preferred Stock. If upon any Series D Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders (after payment or provision for payment of all preferential amounts, if any, required to be paid to the holders of any class or series of stock ranking on liquidation senior to the Series D Preferred Stock) shall be insufficient to pay the holders of shares of Series D Preferred Stock, the holders of shares of Series D Parity Stock and the holders of shares of any other class or series of stock ranking in liquidation on a parity with the Series D Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series D Preferred Stock, the holders of shares of Series D Parity Stock and the holders of shares of any such other class or series shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. All of the preferential amounts to be paid to the holders of the Series D Preferred Stock pursuant to this Section 3.6(b)(i) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series D Junior Stock in connection with such Series D Liquidation Event. Notwithstanding the foregoing, in the event of a Series D Liquidation Event pursuant to which, in the absence of this Section 3.6(b)(i), the proceeds distributable to the holders of the Series D Preferred Stock would exceed five times the Series D Liquidation Preference, then the holders of the Series D Preferred Stock shall not be entitled to their respective liquidation preferences pursuant to this Section 3.6(b)(i) but shall rather be entitled to receive proceeds solely pursuant to Section 3.6(b)(ii) hereof.

    (ii)        After payment or the setting apart of payment of all preferential amounts, if any, required to be paid to the holders of the Series D Preferred Stock, the holders of the Series D Parity Stock and the holders of any other class or series of stock ranking on liquidation senior to the Common Stock, all remaining assets of the Corporation available for distribution (after payment or provision for payment of all debts and liabilities of the Corporation) shall be distributed among the holders of shares of Series D Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

    (iii)        A consolidation or merger of the Corporation (in which consolidation or merger any shareholders of the Corporation receive distributions of cash, property, rights or securities) or a sale of all or substantially all of the assets of the Corporation shall be regarded as a Series D Liquidation Event, within the meaning of this Section 3.6(b), unless the holders of a majority of the then outstanding shares of all series of Preferred Stock (voting together as a single class on an as-if-converted to Common Stock basis) elect not to treat any of the foregoing events as a liquidation event with respect to all series of Preferred Stock, by giving written notice thereof to the Corporation at least fifteen (15) days prior to the effective date of such event. If such notice is given, the provisions of Section 3.6(c)(iv)(G) shall apply. The amount deemed distributed to the holders of Series D Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

    (c)        Conversion. The holders of Series D Preferred Stock shall have conversion rights as follows (the “Series D Conversion Rights”):

    (i)        Right to Convert. Each share of Series D Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $7.057 by the Series D Conversion Price (determined as hereinafter provided) in effect at the time of conversion. As of the Filing Date and following the Series E Issuance, the conversion price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred Stock (the “Series D Conversion Price”) shall be $5.4893 per share. Such Series D Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series D Preferred Stock is convertible) as hereinafter provided.

    (ii)        Automatic Conversion. Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series D Conversion Price upon the closing of the sale of shares of Common Stock for the account of the Corporation, in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in gross proceeds to the Corporation of not less than $30,000,000.

(iii) Mechanics of Conversion.

    (A)        Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder’s name or the name or names of the nominees of such holder in which he or it wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number or numbers thereof. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to his or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash (in an amount determined as provided below) in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates evidencing the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered pursuant to this Section 3.6(c)(iii)(A) exceeds the number of shares being converted, the Corporation will, as soon as practicable after such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered that are not being converted. If after aggregating all fractional shares deliverable to a holder surrendering Series D Preferred Stock for conversion, any fractional share of Common Stock would be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, will pay to the holder an amount in cash equal to the current fair market value of such fractional share as determined in good faith by the Board of Directors of the Corporation.

    (B)        The Corporation shall at all times when the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of affecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock. Before taking any action which would cause an adjustment reducing the Series D Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, the Corporation will take any corporate action which, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series D Conversion Price.

    (C)        All shares of Series D Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the conversion date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon as provided in Section 3.6(c)(viii).

    (D)        The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series D Preferred Stock pursuant to this Section 3.6(c). The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series D Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(iv) Adjustments to Conversion Price for Diluting Issues:

(A) Special Definitions. For purposes of this Section 3.6(c)(iv), the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2) “Filing Date” shall mean May ____, 2002.

    (3)               “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock and the Existing Preferred Stock of the Corporation) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

    (4)               “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3.6(c)(iv)(C), deemed to be issued) by the Corporation after the Filing Date and following the Series E Issuance, other than:

(I) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

    (II)               the issuance of shares of Common Stock to, or upon the exercise of options granted to, the officers, directors or employees of, or consultants to, the Corporation pursuant to the Corporation’s 1999 Stock Plan (as amended, provided that such amendment has been approved by a majority of the Board of Directors, including at least one of the members of the Board of Directors of the Corporation designated by the holders of the Series A Preferred Stock and Series D Preferred Stock) or pursuant to any other stock purchase or option plan or other stock incentive or compensation program approved by a majority of the Board of Directors, including at least one of the members of the Board of Directors of the Corporation designated by the holders of the Series A Preferred Stock and Series D Preferred Stock, or the grant of such options; provided, however, that the number of shares of Common Stock so issued or issuable upon the exercise of options so granted shall not exceed 2,627,700 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Filing Date);

    (III)               the issuance of shares of Common Stock upon the exercise of options granted prior to October 14, 1998; provided, however, that the number of shares of Common Stock so issued or issuable upon the exercise of such options after such date shall not exceed 35,700 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Filing Date);

    (IV)               the issuance of shares of Common Stock upon the exercise of warrants granted prior to the Filing Date; provided, however, that the number of shares of Common Stock so issued or issuable upon the exercise of such warrants after the Filing Date shall not exceed 15,000 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Filing Date);

    (V)               shares of Common Stock issued (or deemed to be issued) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II), (III), (IV) or this clause (V) or on shares of Common Stock so excluded.

(B) No Adjustment of Conversion Price.

    (1)               No adjustment in the number of shares of Common Stock into which the Series D Preferred Stock is convertible shall be made by adjustment in the Series D Conversion Price inrespect of the issuance or deemed issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Series D Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

    (2)               No adjustment of the Series D Conversion Price shall be made in an amount less than one (1) cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment. Except as provided in Section 3.6(c)(iv)(F)(2), no adjustment of the Series D Conversion Price pursuant to this Section 3.6(c)(iv) shall have the effect of increasing the Series D Conversion Price above the Series D Conversion Price in effect immediately prior to such adjustment.

(C) Deemed Issue of Additional Shares of Common Stock.

    (1)               Options and Convertible Securities. In the event the Corporation following the Filing Date at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.6(c)(iv)(E)) of such Additional Shares of Common Stock would be less than the Series D Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued or were, prior to the Filing Date, deemed to be issued:

    (I)                            no further adjustment in the Series D Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

    (II)                     if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

    (III)               upon the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised or converted (including upon the acquisition or termination of such securities by the Corporation), the Series D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

    (aa)               in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued or remaining issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus, the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged or which remain subject to being converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

    (bb)                             in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, plus the additional consideration, if any, deemed to have been received by the Corporation (determined pursuant to Section 3.6(c)(iv)(E)) upon the conversion or exchange of the Convertible Securities with respect to which such Options were actually exercised;

    (IV)                      no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Series D Conversion Price to an amount which exceeds the lower of (i) the Series D Conversion Price on the original adjustment date, or (ii) the Series D Conversion Price that would have resulted from any unreadjusted issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date (except to the extent the same resulted from an adjustment pursuant to Section 3.6(c)(iv)(F)(2));

    (V)                      in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series D Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

    (VI)                      if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series D Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series D Conversion Price shall be adjusted pursuant to this Section 3.6(c)(iv)(C) as of the actual date of their issuance.

    (2)              Warrants. Upon the expiration or termination of warrants granted prior to the Filing Date, the Series D Conversion Price computed upon the original issue thereof and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such warrants and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such warrants, whether or not exercised, plus, the consideration actually received by the Corporation upon such exercise.

    (3)        Escrow Shares. Upon any reacquisition by the Corporation of shares of Series E Preferred Stock pursuant to the Escrow Agreement dated May ___, 2002, by and among the Corporation, the representative of certain former stockholders of Enermetrix.com, Inc. and SunTrust Bank, the Series D Conversion Price which, as set forth in this Certificate of Incorporation, has been computed assuming the issuance of 2,124,844 shares of Series E Preferred Stock pursuant to the Agreement and Plan of Merger dated April 26, 2002, by and among the Corporation, CES Enermetrix Merger Sub, Inc. and Enermetrix.com, Inc., and any subsequent adjustments based thereon, shall be recomputed as if the shares of Series E Preferred Stock that are reacquired by the Corporation pursuant to the terms of the Escrow Agreement were never issued by the Corporation, provided, however, that any reissuance of Series E Preferred Stock by the Corporation pursuant to the Cinergy Letter Agreement shall continue to be subject to this Section 3.6(c)(iv).

    (4)              Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation following the Filing Date at any time or from time to time shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

    (I)               in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(II) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and such dividend or distribution shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Series D Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series D Conversion Price shall be adjusted pursuant to Section 3.6(c)(iv)(F) as of the time of actual payment of such dividend or distribution.

    (D)              Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. If the Corporation shall issue (other than in a stock dividend, stock distribution or subdivision, which shall be governed by clause (F) of this Section 3.6(c)(iv)), after the Filing Date and following the Series E Issuance, any Additional Shares of Common Stock without consideration or for a consideration per share less than the Series D Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock, the Series D Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to a price determined by multiplying such Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (assuming the conversion of all then outstanding shares of Series D Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the issuance of the Additional Shares of Common Stock would purchase at such Series D Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance assuming the conversion of all then outstanding shares of Series D Preferred Stock plus the number of such Additional Shares of Common Stock.

    (E)              Determination of Consideration. For purposes of this Section 3.6(c)(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(II) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

    (III)               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

    (2)              Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.6(c)(iv)(C)(1), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(F) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

    (1)              Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 3.6(c)(iv)(C)(2) in a stock dividend, stock distribution or subdivision after the Filing Date, the Series D Conversion Price in effect immediately prior to such issuance shall, concurrently with the effectiveness of such issuance, be proportionately decreased.

    (2)              Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock after the Filing Date, the Series D Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

    (G)              Adjustment for Merger or Reorganization. Subject to Section 3.6(b)(iii), in the event of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation following the Filing Date and the Series E Issuance, each share of Series D Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation then deliverable upon conversion of such share of Series D Preferred Stock would have been entitled upon such consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 3.6(c) with respect to the rights and interest thereafter of the holders of the Series D Preferred Stock to the end that the provisions (including provisions with respect to changes in and other adjustments of the Series D Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the Series D Preferred Stock.

    (v)              No Impairment. The Corporation will not, by amendment of this Certificate of Incorporation (except in accordance with Section 3.6(f)) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.6(c) and in the taking of all such action as may be necessary or appropriate in order to protect the Series D Conversion Rights of the holders of the Series D Preferred Stock against impairment.

    (vi)              Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series D Conversion Price pursuant to this Section 3.6(c), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Series D Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of the Series D Preferred Stock.

    (vii)              Notices of Record Date. In the event (A) that the Corporation fixes a record date for the purpose of determining the holders of any Common Stock who are entitled to receive any dividend (other than a cash dividend which is the same on a per share basis as cash dividends paid in previous quarters) or other distribution, or (B) of any subdivision, combination or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series D Preferred Stock at least 20 days prior to the record or other date specified therein, a notice specifying (1) the record date of such dividend or distribution, or, if a record is not to be taken, the date as of which the stockholders of record to be entitled to such dividend or distribution, are to be determined, or (2) the date on which any such subdivision, combination, reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the time, if any, that is to be fixed, as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such subdivision, combination, reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

    (viii)              Termination of Dividends. The conversion of any Series D Preferred Stock pursuant to the provisions of this Section 3.6(c) shall terminate the right of the holders thereof to receive, and of the Corporation’s obligation to pay, any and all accrued but undeclared and unpaid dividends with respect to such shares of Series D Preferred Stock then being converted, but shall not extinguish the right to receive any unpaid dividends which have been declared and the record date for which shall have occurred prior to the time such conversion shall be deemed to have been made.

    (ix)              Waiver of Benefits. The benefits afforded to the holders of Series D Preferred Stock pursuant to this Section 3.6(c) may be waived in writing by the holders of at least a majority of the shares of Series D Preferred Stock then outstanding.

    (d)              Voting Rights. Subject to the provisions of Section 3.4 of Article III of this Certificate of Incorporation, the rights of any outstanding Preferred Stock or any then outstanding Undesignated Stock of another class or series, each holder of outstanding shares of Series D Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series D Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 3.6(c) hereof), as of the record date for each meeting of stockholders of the Corporation(or as of the date of each written action of stockholders in lieu of a meeting), with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or in Section 3.4 of Article III of this Certificate of Incorporation, and subject to the rights of any outstanding Preferred Stock or any then outstanding Undesignated Stock of another class or series, holders of Series D Preferred Stock shall vote together with the holders of all other classes and series of voting stock of the Corporation as a single class.

(e) Dividend Rights.

    (i)               The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series D Preferred Stock then outstanding shall have first received, or simultaneously receive, a distribution on each outstanding share of Series D Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series D Preferred Stock is then convertible.

    (ii)               For purposes of this Section 3.6(e), unless the context requires otherwise, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, in respect of shares of the Corporation payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of Common Stock of the Corporation (other than (1) repurchases of Common Stock held by employees, officers or directors of, or consultants to, the Corporation upon their death, disability or retirement or upon termination of their employment or services at a price not in excess of the fair market value (as determined in good faith by the Board of Directors of the Corporation) of such shares, (2) repurchases of Common Stock in accordance with the terms of that certain Amended and Restated Investors’ Rights Agreement dated as of May___, 2002 among the Corporation and certain of its shareholders, (3) repurchases or reacquisitions of securities by the Corporation pursuant to that certain Escrow Agreement dated May ____, 2002 entered into by the Corporation in connection with the merger of the Corporation’s subsidiary with Enermetrix.com, Inc., and (4) redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

    (f)              Protective Provisions. So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law or this Amended and Restated Certificate of Incorporation) of the holders of at least a majority of the shares of Series D Preferred Stock then outstanding:

(i) alter or change the rights, preferences, or privileges or increase or decrease the authorized number of the shares of Series D Preferred Stock; or

    (ii)               authorize or issue any other equity security, or security convertible into or exercisable for any other equity security, having a preference over, or being on a parity with (it being understood that equity securities shall not be deemed to be on a parity with the Series D Preferred Stock solely because such equity securities (including Common Stock) are entitled to participate in dividends or liquidation distributions with the holders of Common Stock), the Series D Preferred Stock with respect to dividends, liquidation or redemption; provided, however, that the approval of the Series D Preferred Stock shall not be required for any sale or issuance of Series E Preferred Stock pursuant to the Cinergy Letter Agreement.

    (g)              Status of Converted Stock. In the event any shares of Series D Preferred Stock shall be converted pursuant to Section 3.6(c) hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

3.7 Series E Convertible Participating Preferred Stock

      (a) Designation.

        Two Million Two Hundred Eight Thousand (2,208,000) shares of the authorized shares of Preferred Stock are hereby designated as shares of Series E Convertible Participating Preferred Stock of the Corporation, $.01 par value per share (the “Series E Preferred Stock”).

      (b) Liquidation Rights.

    (i)        The Series E Preferred Stock will rank senior in liquidation to the Series A, Series A-1, Series C and Series D Preferred Stock, the Common Stock and any other class or series of stock ranking on liquidation junior to the Series E Preferred Stock (such Common Stock and other stock being collectively referred to as the “Series E Junior Stock”). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Series E Liquidation Event”), the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment or provision for payment of all preferential amounts, if any, required to be paid to the holders of any class or series of stock ranking on liquidation senior to the Series E Preferred Stock, but before any payment shall be made to the holders of the Series E Junior Stock by reason of their ownership thereof, a per share amount determined in accordance with the following formula (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Series E Issuance) (such amount per share of Series E Preferred Stock, as so adjusted, being herein called the “Series E Liquidation Preference”), plus any dividends declared but unpaid on such shares:

1.5 x Final Net Cash Amount
Final Series E Merger Shares

where “Final Net Cash Amount” means the amount of Company Net Cash as of the Closing Date (as such terms are defined in that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among CES International, Inc., CES Enermetrix Merger Sub, Inc. and Enermetrix.com, Inc. (“Enermetrix”), that is finally determined to exist pursuant to Section 2.8(d) of the Merger Agreement, and where “Final Series E Merger Shares” means the total number of shares of Series E Preferred Stock (i) initially issued pursuant to the Merger Agreement, minus (ii) the number of Escrow Shares (as defined in the Merger Agreement) distributed to the Corporation pursuant to Section 2.8(d) of the Merger Agreement due to a deficit in Company Net Cash.

If upon any Series E Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders (after payment or provision for payment of all preferential amounts, if any, required to be paid to the holders of any class or series of stock ranking on liquidation senior to the Series E Preferred Stock) shall be insufficient to pay the holders of shares of Series E Preferred Stock and the holders of shares of any other class or series of stock ranking in liquidation on a parity with the Series E Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series E Preferred Stock and the holders of shares of any such other class or series of stock ranking in liquidation on a parity with the Series E Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. All of the preferential amounts to be paid to the holders of the Series E Preferred Stock pursuant to this Section 3.7(b)(i) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series E Junior Stock in connection with such Series E Liquidation Event. Notwithstanding the foregoing, in the event of a Series E Liquidation Event pursuant to which, in the absence of this Section 3.7(b)(i), the proceeds distributable to the holders of the Series E Preferred Stock would exceed five times the Series E Liquidation Preference, then the holders of the Series E Preferred Stock shall not be entitled to their respective liquidation preferences pursuant to this Section 3.7(b)(i) but shall rather be entitled to receive proceeds solely pursuant to Section 3.7(b)(ii) hereof.

    (ii)        After payment or the setting apart of payment of all preferential amounts, if any, required to be paid to the holders of the Series E Preferred Stock and the holders of any other class or series of stock ranking on liquidation senior to the Common Stock, all remaining assets of the Corporation available for distribution (after payment or provision for payment of all debts and liabilities of the Corporation) shall be distributed among the holders of shares of Series E Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

    (iii)        A consolidation or merger of the Corporation (in which consolidation or merger any shareholders of the Corporation receive distributions of cash, property, rights or securities) or a sale of all or substantially all of the assets of the Corporation shall be regarded as a Series E Liquidation Event, within the meaning of this Section 3.7(b), unless the holders of a majority of the then outstanding shares of all series of Preferred Stock (voting together as a single class on an as-if-converted to Common Stock basis) elect not to treat any of the foregoing events as a liquidation event with respect to all series of Preferred Stock, by giving written notice thereof to the Corporation at least fifteen (15) days prior to the effective date of such event. If such notice is given, the provisions of Section 3.7(c)(iv)(G) shall apply. The amount deemed distributed to the holders of Series E Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

      (c)       Conversion. The holders of Series E Preferred Stock shall have conversion rights as follows (the “Series E Conversion Rights”):

    (i)        Right to Convert. Each share of Series E Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.01832 by the Series E Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of the Series E Preferred Stock (the “Series E Conversion Price”) shall initially be $3.01832 per share. Such initial Series E Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series E Preferred Stock is convertible) as hereinafter provided.

    (ii)        Automatic Conversion. Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series E Conversion Price upon the closing of the sale of shares of Common Stock for the account of the Corporation, in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in gross proceeds to the Corporation of not less than $30,000,000.

(iii) Mechanics of Conversion.

    (A)        Before any holder of Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series E Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder’s name or the name or names of the nominees of such holder in which he or it wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number or numbers thereof. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series E Preferred Stock, or to his or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash (in an amount determined as provided below) in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates evidencing the shares of Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the number of shares of Series E Preferred Stock represented by the certificate or certificates surrendered pursuant to this Section 3.7(c)(iii)(A) exceeds the number of shares being converted, the Corporation will, as soon as practicable after such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series E Preferred Stock represented by the certificate or certificates surrendered that are not being converted. If after aggregating all fractional shares deliverable to a holder surrendering Series E Preferred Stock for conversion, any fractional share of Common Stock would be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, will pay to the holder an amount in cash equal to the current fair market value of such fractional share as determined in good faith by the Board of Directors of the Corporation.

    (B)        The Corporation shall at all times when the Series E Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of affecting the conversion of the Series E Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Stock. Before taking any action which would cause an adjustment reducing the Series E Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock, the Corporation will take any corporate action which, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series E Conversion Price.

    (C)        All shares of Series E Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the conversion date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon as provided in Section 3.7(c)(viii).

    (D)        The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series E Preferred Stock pursuant to this Section 3.7(c). The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series E Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(iv) Adjustments to Conversion Price for Diluting Issues:

(A) Special Definitions. For purposes of this Section 3.7(c)(iv), the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2) “Filing Date” shall mean May ___, 2002.

    (3)               “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock and the Existing Preferred Stock of the Corporation) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

    (4)               “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3.7(c)(iv)(C), deemed to be issued) by the Corporation after the Series E Issuance, other than:

(I) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

    (II)                the issuance of shares of Common Stock to, or upon the exercise of options granted to, the officers, directors or employees of, or consultants to, the Corporation pursuant to the Corporation’s 1999 Stock Plan (as amended, provided that such amendment has been approved by a majority of the Board of Directors of the Corporation) or pursuant to any other stock purchase or option plan or other stock incentive or compensation program approved by a majority of the Board of Directors of the Corporation, or the grant of such options; provided, however, that the number of shares of Common Stock so issued or issuable upon the exercise of options so granted shall not exceed 2,627,700 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Series E Issuance);

    (III)                the issuance of shares of Common Stock upon the exercise of options granted prior to October 14, 1998; provided, however, that the number of shares of Common Stock so issued or issuable upon the exercise of such options after such date shall not exceed 35,700 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the Series E Issuance);

    (IV)               the issuance of shares of Common Stock upon the exercise of warrants granted prior to the Series E Issuance and the issuance of warrants to Alliant Energy Integrated Services – Energy Management, LLC, or its affiliates, and the exercise of such warrants, to purchase up to 50,000 shares of Common Stock; or

    (V)               shares of Common Stock issued (or deemed to be issued) by way of dividend or other distribution on shares of Common Stock excluded from thedefinition of Additional Shares of Common Stock by the foregoing clauses (I), (II), (III), (IV) or this clause (V) or on shares of Common Stock so excluded.

(B) No Adjustment of Conversion Price.

    (1)               No adjustment in the number of shares of Common Stock into which the Series E Preferred Stock is convertible shall be made by adjustment in the Series E Conversion Price inrespect of the issuance or deemed issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Series E Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

    (2)               No adjustment of the Series E Conversion Price shall be made in an amount less than one (1) cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment. Except as provided in Section 3.7(c)(iv)(F)(2), no adjustment of the Series E Conversion Price pursuant to this Section 3.7(c)(iv) shall have the effect of increasing the Series E Conversion Price above the Series E Conversion Price in effect immediately prior to such adjustment.

(C) Deemed Issue of Additional Shares of Common Stock.

    (1)              Options and Convertible Securities. In the event the Corporation following the Series E Issuance at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.7(c)(iv)(E)) of such Additional Shares of Common Stock would be less than the Series E Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued or were, prior to the Series E Issuance, deemed to be issued:

    (I)                no further adjustment in the Series E Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

    (II)                if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series E Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

    (III)                upon the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised or converted (including upon the acquisition and termination of such securities by the Corporation), the Series E Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(aa)	in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued or remaining issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus, the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged or which remain subject to being converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(bb)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, plus the additional consideration, if any, deemed to have been received by the Corporation (determined pursuant to Section 3.7(c)(iv)(E)) upon the conversion or exchange of the Convertible Securities with respect to which such Options were actually exercised;

    (IV)                no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Series E Conversion Price to an amount which exceeds the lower of (i) the Series E Conversion Price on the original adjustment date, or (ii) the Series E Conversion Price that would have resulted from any unreadjusted issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date (except to the extent the same resulted from an adjustment pursuant to Section 3.7(c)(iv)(F)(2));

    (V)                in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series E Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

    (VI)                if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series E Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series E Conversion Price shall be adjusted pursuant to this Section 3.7(c)(iv)(C) as of the actual date of their issuance.

    (2)              Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation following the Series E Issuance at any time or from time to time shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

    (I)                in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(II) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and such dividend or distribution shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Series E Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series E Conversion Price shall be adjusted pursuant to Section 3.7(c)(iv)(F) as of the time of actual payment of such dividend or distribution.

    (D)                                   Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. If the Corporation shall issue (other than in a stock dividend, stock distribution or subdivision, which shall be governed by clause (F) of this Section 3.7(c)(iv)), after the Series E Issuance, any Additional Shares of Common Stock without consideration or for a consideration per share less than the Series E Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock, the Series E Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to a price determined by multiplying such Series E Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (assuming the conversion of all then outstanding shares of Series E Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the issuance of the Additional Shares of Common Stock would purchase at such Series E Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance assuming the conversion of all then outstanding shares of Series E Preferred Stock plus the number of such Additional Shares of Common Stock.

    (E)                     Determination of Consideration. For purposes of this Section 3.7(c)(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(II) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

    (III)                in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

    (2)                     Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.7(c)(iv)(C)(1), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(F) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

    (1)                     Stock Dividends, Distributions or Subdivisions. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 3.7(c)(iv)(C)(2) in a stock dividend, stock distribution or subdivision after the Series E Issuance, the Series E Conversion Price in effect immediately prior to such issuance shall, concurrently with the effectiveness of such issuance, be proportionately decreased.

    (2)                     Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock after the Series E Issuance, the Series E Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

    (G)                     Adjustment for Merger or Reorganization. Subject to Section 3.7(b)(iii), in the event of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation following the Series E Issuance, each share of Series E Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation then deliverable upon conversion of such share of Series E Preferred Stock would have been entitled upon such consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 3.7(c) with respect to the rights and interest thereafter of the holders of the Series E Preferred Stock to the end that the provisions (including provisions with respect to changes in and other adjustments of the Series E Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the Series E Preferred Stock.

    (v)                     No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation (except in accordance with Section 3.7(f)) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.7(c) and in the taking of all such action as may be necessary or appropriate in order to protect the Series E Conversion Rights of the holders of the Series E Preferred Stock against impairment.

    (vi)                     Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series E Conversion Price pursuant to this Section 3.7(c), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Series E Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of the Series E Preferred Stock.

    (vii)              Notices of Record Date. In the event (A) that the Corporation fixes a record date for the purpose of determining the holders of any Common Stock who are entitled to receive any dividend (other than a cash dividend which is the same on a per share basis as cash dividends paid in previous quarters) or other distribution, or (B) of any subdivision, combination or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series E Preferred Stock at least 20 days prior to the record or other date specified therein, a notice specifying (1) the record date of such dividend or distribution, or, if a record is not to be taken, the date as of which the stockholders of record to be entitled to such dividend or distribution, are to be determined, or (2) the date on which any such subdivision, combination, reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the time, if any, that is to be fixed, as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such subdivision, combination, reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

    (viii)                     Termination of Dividends. The conversion of any Series E Preferred Stock pursuant to the provisions of this Section 3.7(c) shall terminate the right of the holders thereof to receive, and of the Corporation’s obligation to pay, any and all accrued but undeclared and unpaid dividends with respect to such shares of Series E Preferred Stock then being converted, but shall not extinguish the right to receive any unpaid dividends which have been declared and the record date for which shall have occurred prior to the time such conversion shall be deemed to have been made.

    (ix)                     Waiver of Benefits. The benefits afforded to the holders of Series E Preferred Stock pursuant to this Section 3.7(c) may be waived in writing by the holders of at least a majority of the shares of Series E Preferred Stock then outstanding.

    (d)                     Voting Rights. Subject to the provisions of Section 3.4 of Article III hereof, the rights of any outstanding Preferred Stock or any then outstanding Undesignated Stock of another class or series, each holder of outstanding shares of Series E Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 3.7(c) hereof), as of the record date for each meeting of stockholders of the Corporation(or as of the date of each written action of stockholders in lieu of a meeting), with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or in Section 3.4 of Article III hereof, and subject to the rights of any outstanding Preferred Stock or any then outstanding Undesignated Stock of another class or series, holders of Series E Preferred Stock shall vote together with the holders of all other classes and series of voting stock of the Corporation as a single class.

    (e)               Dividend Rights.

    (i)                      The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series E Preferred Stock then outstanding shall have first received, or simultaneously receive, a distribution on each outstanding share of Series E Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series E Preferred Stock is then convertible.

    (ii)                      For purposes of this Section 3.7(e), unless the context requires otherwise, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, in respect of shares of the Corporation payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of Common Stock of the Corporation (other than (1) repurchases of Common Stock held by employees, officers or directors of, or consultants to, the Corporation upon their death, disability or retirement or upon termination of their employment or services at a price not in excess of the fair market value (as determined in good faith by the Board of Directors of the Corporation) of such shares, (2) repurchases of Common Stock in accordance with the terms of that certain Amended and Restated Investors’ Rights Agreement dated as of May____, 2002 among the Corporation and certain of its shareholders, (3) repurchases or reacquisitions of securities by the Corporation pursuant to that certain Escrow Agreement dated May ____, 2002 entered into by the Corporation in connection with the merger of the Corporation’s subsidiary with Enermetrix.com, Inc., and (4) redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

    (f)                     Protective Provisions. So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law or this Amended and Restated Certificate of Incorporation) of the holders of at least 65% of the shares of Series E Preferred Stock then outstanding:

(i) alter or change the rights, preferences, or privileges or increase or decrease the authorized number of the shares of Series E Preferred Stock; or

    (ii)              authorize or issue any other equity security, or security convertible into or exercisable for any other equity security, having a preference over, or being on a parity with (it being understood that equity securities shall not be deemed to be on a parity with the Series E Preferred Stock solely because such equity securities (including Common Stock) are entitled to participate in dividends or liquidation distributions with the holders of Common Stock), the Series E Preferred Stock with respect to dividends, liquidation or redemption; provided, however, that the approval of the Series E Preferred Stock shall not be required for the sale or issuance of additional shares of Series E Preferred Stock pursuant to the Cinergy Letter Agreement.

    (g)                     Status of Converted Stock. In the event any shares of Series E Preferred Stock shall be converted pursuant to Section 3.7(c) hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

ARTICLE IV

        The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE V

        A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this article shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this article. If the Delaware General Corporation Law is hereafter amended to authorize any further limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of the foregoing provisions of this article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE VII

        Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

        The Corporation reserves the right to amend, alter change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

        In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, alter, change, add to or repeal bylaws of the Corporation, without any action on the part of the stockholders. The bylaws made by the directors may be amended, changed, added to or repealed by the stockholders. Any specific provision in the bylaws regarding amendment thereof shall be controlling.

        The Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer, this _____ day of May, 2002.

By: /s/ Neal Miller Neal Miller, Secretary